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                                                                     EXHIBIT 4.2


                          [Form of Rights Certificate]

Certificate No. R-                                               ________Rights

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE SECOND AMENDED AND RESTATED RIGHTS AGREEMENT BETWEEN QUANEX CORPORATION AND AMERICAN STOCK TRANSFER & TRUST CO. (THE "RIGHTS AGENT") DATED AS OF APRIL ____, 1999 (THE "AMENDED RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF QUANEX CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE AMENDED RIGHTS AGREEMENT, SUCH RIGHTS MAY BE REDEEMED, MAY EXPIRE, OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. QUANEX CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE AMENDED RIGHTS AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, RIGHTS ISSUED TO ACQUIRING PERSONS (AS DEFINED IN THE AMENDED RIGHTS AGREEMENT) OR CERTAIN RELATED PERSONS AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID WITH RESPECT TO CERTAIN RIGHTS SET FORTH IN SECTIONS 11(A)(ii) AND SECTION 13(a) OF THE AMENDED RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID TO THE EXTENT PROVIDED BY, AND UNDER CERTAIN CIRCUMSTANCES AS SPECIFIED IN,
SECTION 7(e) OF THE AMENDED RIGHTS AGREEMENT.] (1)



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(1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.



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                               RIGHTS CERTIFICATE

                               QUANEX CORPORATION

         This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entities the owner thereof, subject to the terms, provisions and conditions of the Second Amended and Restated Rights Agreement, dated as of ____________, 1999 (the "Amended Rights Agreement"), between Quanex Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Co. (the "Rights Agent"), to purchase from the Company at any time before 5:00 P.M. (Houston, Texas time) on ____________, 2009 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $[ ] per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate form of election to purchase and related Certificate duly executed. The Purchase Price shall be paid, at the election of the holder, in cash or shares of Common Stock of the Company having an equivalent value. The number of Rights evidenced by the Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of ____________, ________, based on the Preferred Stock as constituted at such date.

         Upon the occurrence of the Section 11(a)(ii) Event (as such term is defined in the Amended Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Amended Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Amended Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of the Section 11(a)(ii) Event.

         As provided in the Amended Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, that may be purchased upon the exercise of the Rights evidenced by this Rights Certificates are subject to modification and adjustment upon the happening of certain events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Amended Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Amended Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, which limitation of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Amended Rights Agreement. Copies


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of the Amended Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available on written request to the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Amended Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.02 per Right at any time before the earlier of the close of business on (i) the tenth day after the Stock Acquisition Date or (ii) the tenth day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company) to commence a tender or exchange offer that would result in such Person becoming an Acquiring Person (as such time period may be extended pursuant to the Amended Rights Agreement), and (iii) the Final Expiration Date.

         The Company is not required to issue fractional shares of Preferred Stock upon the exercise of any Right or Rights evidenced hereby, (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Amended Rights Agreement.

         No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Amended Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or on any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Amended Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Amended Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


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         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _______________, __________

ATTEST:                                     QUANEX CORPORATION

                                            By:
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[Assistant] Secretary                       Name:
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